UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2021
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DICERNA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 Hayden Avenue Lexington, Massachusetts	02421
(Address of registrant’s principal executive office)	(Zip code)
(617) 621-8097
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRNA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement
On April 8, 2021, Dicerna Pharmaceuticals, Inc. (the “Company”) and RPI 2019 Intermediate Finance Trust (“RPI”) entered into a Royalty Purchase Agreement (the “Royalty Purchase Agreement”). Pursuant to the Royalty Purchase Agreement, the Company sold to RPI the Company’s right (the “Assigned Royalty Payment”) to receive sales-based royalty payments (the “Royalty”) on worldwide net sales of OXLUMO (the “Product”) pursuant to the Patent Cross-License Agreement, dated as of April 3, 2020 (the “License Agreement”), by and between the Company and Alnylam Pharmaceuticals, Inc. (“Alnylam”). In consideration for the sale of the Assigned Royalty Payments, RPI has agreed to pay the Company $180 million in cash consideration and up to $60 million in contingent sales-based milestone payments. The Royalty Purchase Agreement also contains representations and warranties, covenants and other negotiated provisions, including information rights and confidentiality obligations, customary for transactions of this nature. The Royalty Purchase Agreement will terminate 60 days following the date on which Alnylam is no longer obligated to make any payments of the Royalty pursuant to the License Agreement.
This transaction, together with its cash, cash equivalents, and held-to-maturity investments and anticipated milestone and other payments from existing collaborations, is expected to extend the Company’s projected cash runway and be sufficient to fund the execution of its current clinical and operating plan into 2024.
The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Royalty Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2021.
Cautionary Note on Forward-Looking Statements
This Current Report on Form 8-K (the “Current Report”) includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Examples of forward-looking statements include, among others, statements made regarding the obligations of each party, including payments, pursuant to the Royalty Purchase Agreement and the sufficiency of the Company’s cash, cash equivalents, held-to-maturity investments, and anticipated milestone and other payments from existing collaborations. Applicable risks and uncertainties include those relating to the Company’s clinical research and other risks identified under the heading “Risk Factors” included in the Company’s most recent filings on Forms 10-K and 10-Q, as may be updated in future filings with the Securities and Exchange Commission. These risks and uncertainties include, among others, the impact of the ongoing COVID-19 pandemic on business operations; the timing, plans, and reviews by regulatory authorities of marketing applications such as NDAs and comparable foreign applications for one or more of Dicerna’s product candidates; the ability to secure, maintain, and realize the intended benefits of collaborations with partners; market acceptance for approved products and innovative therapeutic treatments; competition; the possible impairment of, inability to obtain, and costs to obtain intellectual property rights; possible safety or efficacy concerns that could emerge as new data are generated following commercialization; and general business, financial, and accounting risks and litigation. The forward-looking statements contained in this Current Report reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements, except as may be required by law.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2021	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ Douglas W. Pagán
Douglas W. Pagán
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)